Exhibit 99.1

Noranda Reports Fourth Quarter 2010 Results

  Diluted EPS improved to $0.59 compared to $1.30 prior year net loss
  Excluding special items, diluted EPS was $0.40, reversing prior year loss of $0.73
  Operations generated $21.0 million of cash flow compared to a $10.0 million cash outflow in prior year
  Integrated primary aluminum cash cost dropped to $0.65 per pound, 18% lower than prior year
  Total segment profit was $71.9 million, more than triple prior year results
  Adjusted EBITDA was $64.9 million, 119% higher than prior year
  Repaid $122 million of debt using proceeds from 11.5 million share common stock offering

FRANKLIN, Tenn.--(BUSINESS WIRE)--February 16, 2011--Noranda Aluminum Holding Corporation (NYSE: NOR) today reported fourth quarter and full year results for 2010.

“Our continuing focus on cost discipline and productivity enabled us to convert higher fourth quarter aluminum prices into outstanding overall fourth quarter results,” said Layle K. “Kip” Smith, Noranda’s President and Chief Executive Officer. “At the conclusion of 2010, our results again demonstrated the effectiveness of our strategy and initiatives to capitalize on our integrated structure, drive growth and productivity and to strengthen our balance sheet.”

Noranda reported fourth quarter 2010 net income of $34.9 million ($0.59 per diluted share), compared to fourth quarter 2009 net loss of $56.7 million ($1.30 loss per diluted share). Excluding special items, Noranda reported fourth quarter 2010 net income of $23.5 million ($0.40 per diluted share), compared to fourth quarter 2009 net loss of $31.8 million ($0.73 loss per diluted share).

Noranda reported full year 2010 net income of $66.9 million ($1.27 per diluted share), compared to full year 2009 net income of $101.4 million ($2.33 per diluted share). Excluding special items, Noranda reported full year 2010 net income of $45.0 million ($0.85 per diluted share), compared to full year 2009 net loss of $125.1 million ($2.87 loss per diluted share).

Special items during 2009 and 2010 are outlined below (in millions):

	Three months ended December 31,		Twelve months ended December 31,
	2009	2010	2009	2010
	$	$	$	$
	Increase (decrease) to net income		Increase (decrease) to net income
Pre-tax impact of specific transactions and events:
Insurance recoveries in excess of costs and losses	—	—	43.5	—
Management agreement termination	—	—	—	(12.5)
Modification of stock options	—	—	—	(3.2)
Transaction related legal costs	—	—	—	(5.5)
Restructuring	—	—	—	(7.6)
Gain (loss) on debt repurchase	18.0	(1.0)	211.2	(0.1)
Gain on business combination	—	—	120.3	—
Joint venture impairment	—	—	(80.3)	—
Executive separation agreement	—	(3.3)	—	(3.3)
Goodwill and other intangible asset impairment	(65.0)	—	(108.0)	—
Total pre-tax impact of specific transactions and events	(47.0)	(4.3)	186.7	(32.2)
Gain on hedging activities	7.6	21.6	111.8	65.6
Total pre-tax impact of special items	(39.4)	17.3	298.5	33.4
Income tax impact of special items	(14.5)	5.9	72.0	11.5
After-tax impact of special items	(24.9)	11.4	226.5	21.9

Fourth Quarter 2010 Results

Total fourth quarter segment profit was $71.9 million, compared to $38.9 million in third quarter 2010, and $19.5 million in fourth quarter 2009.

  Compared to third quarter 2010, fourth quarter results reflect the favorable impacts of (i) higher fourth quarter LME prices and (ii) the absence of peak power rates in the primary aluminum products segment in the fourth quarter. As expected, these improvements were partially offset by seasonally lower shipment volumes in the flat-rolled products segment relative to third quarter 2009 levels.
  Compared to fourth quarter 2009, fourth quarter 2010 results reflect higher LME prices and Midwest premiums, the effects of a fully operational New Madrid smelter throughout fourth quarter 2010, and the impact of the Company’s CORE productivity improvement and cost reduction initiatives.

	Quarter			Year
	4Q09	3Q10	4Q10	2009	2010
Key primary aluminum products segment metrics:
Average realized MWTP (per pound)	$0.96	$0.99	$1.10	$0.81	$1.04
Integrated primary aluminum net cash cost (per pound)	$0.79	$0.77	$0.65	$0.77	$0.70
Total primary aluminum shipments (pounds, in millions)	95.3	140.7	152.5	351.6	560.5

Segment profit (loss) (in millions):
Bauxite	$6.8	$7.7	$3.8	$12.3	$23.8
Alumina refining	(5.0)	10.1	26.0	(2.3)	61.9
Primary aluminum products	16.5	12.6	42.1	4.9	112.2
Flat rolled products	10.0	14.4	9.8	35.1	50.0
Corporate	(6.8)	(5.8)	(7.4)	(28.4)	(26.9)
Intersegment profit eliminations	(2.0)	(0.1)	(2.4)	(2.0)	(4.9)
Total	$19.5	$38.9	$71.9	$19.6	$216.1

Bauxite. Segment profit in fourth quarter 2010 was $3.8 million, compared to $7.7 million in third quarter 2010, and $6.8 million in fourth quarter 2009. As expected, fourth quarter 2010 external shipment volumes decreased 40% compared to third quarter 2010 due to a decrease in demand from the segment’s third party customer.

Alumina refining. Segment profit in fourth quarter 2010 was $26.0 million, compared to $10.1 million in third quarter 2010, and a loss of $5.0 million in fourth quarter 2009. Compared to third quarter 2010, fourth quarter 2010 segment profit primarily reflects the favorable impact of a 12% increase in average LME prices. Compared to fourth quarter 2009, fourth quarter 2010 segment profit reflects a 17% increase in average LME prices.

Primary aluminum products. Segment profit in fourth quarter 2010 was $42.1 million, compared to $12.6 million in third quarter 2010, and $16.5 million in fourth quarter 2009. Fourth quarter 2010 segment profit reflects increases in LME prices, higher volumes of value-added shipments related to increased end-market demand and lower net cash costs to produce aluminum. Fourth quarter 2009 results reflect lower LME levels as well as the negative impact of the power outage as the New Madrid smelter operated at 71% capacity during that period.

Flat rolled products. Segment profit in fourth quarter 2010 was $9.8 million, compared to $14.4 million in third quarter 2010, and $10.0 million in fourth quarter 2009. As expected, the shipment volumes in fourth quarter 2010 decreased 15% from third quarter 2010 due to seasonal patterns of end-market demand.

Corporate. Fourth quarter 2010 corporate costs were $7.4 million, compared to $5.8 million in third quarter 2010, and $6.8 million in fourth quarter 2009. These fluctuations are due to variability in legal and consulting fees.

Liquidity

At December 31, 2010, the Company had $33.8 million of cash and cash equivalents and $215.2 million of available borrowing capacity under its revolving credit facility.

Operating activities generated $21.0 million of cash in fourth quarter 2010, compared to $31.0 million of cash generated in third quarter 2010, and $10.0 million of net cash outflows in fourth quarter 2009.

  In fourth quarter 2010, the Company produced $64.9 million of Adjusted EBITDA, which comprises $71.9 million of total segment profit, less $7.0 million of cash payments on natural gas hedges.
  The Company used $13.0 million of cash to maintain an 80% funding level in its pension plans.
  The Company also paid $9.3 million of employee severance payments, interest and taxes.
  Working capital and other payments used $21.6 million of cash in fourth quarter, primarily due to a short term build up in receivables due to strong December sales.

Fourth quarter 2010 capital expenditures totaled $21.0 million, including $1.1 million of expenditures for the New Madrid capacity expansion and $2.0 million St. Ann port expansion projects.

In December 2010, the Company completed a follow-on offering of 11.5 million shares of common stock, generating proceeds to pay down $122 million of Term B debt.

The Company’s net debt-to-equity ratio was 1.3 to 1 at December 31, 2010, and the trailing twelve month net debt-to-Adjusted EBITDA ratio was 1.7 to 1.

Outlook

At the current forward LME curve the Company expects higher LME prices, coupled with the benefits of fully operational integrated upstream assets throughout 2011, to have a favorable impact on its results in 2011. However, the Company expects these improvements to be partially offset by inflation in chemicals and carbon-based input materials as well as the impact from fuel adjustment charges in New Madrid’s power contract.

NORANDA ALUMINUM HOLDING CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (in millions, except per share data and where noted) (unaudited)

	Three months ended December 31,		Year ended December 31,
	2009	2010	2009	2010
Statements of operations data:
Sales	$229.3	$344.3	$769.9	$1,294.9
Operating costs and expenses:
Cost of sales	215.6	283.3	779.9	1,113.4
Selling, general and administrative expenses	23.9	22.0	75.6	114.0
Goodwill and other intangible asset impairment	65.0	—	108.0	—
Excess insurance proceeds	—	—	(43.5)	—
	304.5	305.3	920.0	1,227.4
Operating income (loss)	(75.2)	39.0	(150.1)	67.5
Other expenses (income):
Interest expense, net	10.9	6.1	53.5	31.1
Gain on hedging activities, net	(7.6)	(21.6)	(111.8)	(65.6)
Equity in net loss of investments in affiliates	—	—	79.7	—
(Gain) loss on debt repurchase	(18.0)	1.0	(211.2)	0.1
Gain on business combination	—	—	(120.3)	—
Total other income	(14.7)	(14.5)	(310.1)	(34.4)
Income (loss) before income taxes	(60.5)	53.5	160.0	101.9
Income tax expense (benefit)	(3.8)	18.6	58.6	35.0
Net income (loss) for the period	$(56.7)	$34.9	$101.4	$66.9
Net income (loss) per common share:
Basic	$(1.30)	$0.60	$2.33	$1.30
Diluted	$(1.30)	$0.59	$2.33	$1.27
Weighted-average common shares outstanding (in millions):
Basic	43.60	57.91	43.53	51.56
Diluted	43.60	59.13	43.53	52.80
Financial and other data:
Average realized Midwest transaction price (per pound)	$0.96	$1.10	$0.81	$1.04
Net cash cost for primary aluminum products (per pound shipped)	$0.79	$0.65	$0.77	$0.70
Shipments:
Third party shipments:
Bauxite (kMts)	337.9	345.3	482.9	1,738.0
Alumina refining (kMts)	141.5	176.3	245.0	683.6
Primary aluminum products (pounds, in millions)	69.5	128.3	291.4	438.8
Flat rolled products (pounds, in millions)	74.0	78.7	309.3	346.4
Intersegment shipments:
Bauxite (kMts)	669.2	645.4	835.1	2,565.5
Alumina refining (kMts)	99.4	113.4	116.5	467.4
Primary aluminum products (pounds, in millions)	25.8	24.2	60.2	121.7

NORANDA ALUMINUM HOLDING CORPORATION CONSOLIDATED BALANCE SHEETS (in millions, except par value) (unaudited)
	As of December 31,
	2009	2010
ASSETS	$	$
Current assets:
Cash and cash equivalents	167.2	33.8
Accounts receivable, net	85.5	131.6
Inventories, net	182.4	201.1
Derivative assets, net	68.8	—
Taxes receivable	0.7	—
Prepaid expenses	34.5	12.9
Other current assets	15.7	19.2
Total current assets	554.8	398.6

Property, plant and equipment, net	745.5	719.9
Goodwill	137.6	137.6
Other intangible assets, net	79.0	73.0
Long-term derivative assets, net	95.5	—
Other assets	85.2	85.6
Total assets	1,697.6	1,414.7
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	69.9	95.7
Accrued liabilities	62.0	54.6
Accrued interest	0.2	0.3
Taxes payable	—	4.8
Derivative liabilities, net	—	23.2
Deferred tax liabilities	27.3	48.5
Current portion of long-term debt	7.5	—
Total current liabilities	166.9	227.1
Long-term debt, net	944.2	419.7
Long-term derivative liabilities, net	—	18.4
Pension and other post-retirement liabilities	106.4	116.0
Other long-term liabilities	55.5	57.9
Deferred tax liabilities	330.4	277.9
Common stock subject to redemption (0.2 shares at December 31, 2009 and 2010)	2.0	2.0
Shareholders’ equity:
Preferred stock (25.0 shares authorized, no shares outstanding)	—	—
Common stock (100.0 shares authorized; $0.01 par value; 43.75 shares issued and outstanding at December 31, 2009; 66.81 shares issued and outstanding at December 31, 2010, including 0.2 shares subject to redemption at December 31, 2009 and 2010)	0.4	0.7
Capital in excess of par value	16.1	227.7
Accumulated deficit	(75.1)	(8.2)
Accumulated other comprehensive income	144.8	69.5
Total Noranda shareholders’ equity	86.2	289.7
Non-controlling interest	6.0	6.0
Total shareholders’ equity	92.2	295.7
Total liabilities and shareholders’ equity	1,697.6	1,414.7

NORANDA ALUMINUM HOLDING CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) (unaudited)

	Three months ended December 31,		Year ended December 31,
	2009	2010	2009	2010
	$	$	$	$
OPERATING ACTIVITIES
Net income (loss)	(56.7)	34.9	101.4	66.9
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	27.4	22.6	93.4	98.7
Non-cash interest expense	16.4	9.4	41.4	23.7
Loss on disposal of property, plant and equipment	2.1	0.6	9.4	4.0
Insurance proceeds applied to capital expenditures	—	—	(11.5)	—
Goodwill and other intangible asset impairment	65.0	—	108.0	—
Gain on hedging activities, net of cash settlements	(5.8)	(32.3)	(68.9)	(64.6)
Settlements from hedge terminations, net	1.1	—	120.8	164.6
(Gain) loss on debt repurchases	(18.0)	1.0	(211.2)	0.1
Gain on business combination	—	—	(120.3)	—
Equity in net loss of investments in affiliates	—	—	79.7	—
Deferred income taxes	(21.3)	18.6	57.6	35.0
Stock compensation expense	0.4	1.7	1.5	5.9
Changes in other assets	9.2	(1.3)	0.9	(10.0)
Changes in pension and other long-term liabilities	(34.8)	(13.7)	(2.9)	(1.0)
Changes in operating assets and liabilities:
Accounts receivable, net	15.6	(16.3)	8.5	(45.3)
Inventories, net	(11.1)	(7.4)	7.6	(20.9)
Taxes receivable and taxes payable	13.4	(0.1)	12.4	(14.2)
Other current assets	(31.4)	(2.3)	(12.7)	15.8
Accounts payable	(8.7)	10.2	5.0	19.5
Accrued liabilities and accrued interest	27.2	(4.6)	0.4	(7.3)
Cash provided by (used in) operating activities	(10.0)	21.0	220.5	270.9
INVESTING ACTIVITIES
Capital expenditures	(14.5)	(21.0)	(46.7)	(61.3)
Proceeds from insurance related to capital expenditures	—	—	11.5	—
Proceeds from sale of property, plant and equipment	0.1	—	0.1	0.2
Cash acquired in business combination	—	—	11.1	—
Cash used in investing activities	(14.4)	(21.0)	(24.0)	(61.1)
FINANCING ACTIVITIES
Proceeds from issuance of common shares	0.2	123.1	0.3	206.0
Repurchase of common shares	—	—	(0.1)	—
Borrowings on revolving credit facility	—	—	13.0	—
Repayments on revolving credit facility	(1.0)	—	(15.5)	(215.9)
Repayment of long-term debt	(64.1)	(122.3)	(211.7)	(333.3)
Cash provided by (used in) financing activities	(64.9)	0.8	(214.0)	(343.2)
Change in cash and cash equivalents	(89.3)	0.8	(17.5)	(133.4)
Cash and cash equivalents, beginning of period	256.5	33.0	184.7	167.2
Cash and cash equivalents, end of period	167.2	33.8	167.2	33.8

NORANDA ALUMINUM HOLDING CORPORATION SEGMENT RESULTS (in millions) (unaudited)

	Three months ended December 31, 2009
	Bauxite	Alumina refining	Primary aluminum products	Flat rolled products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Sales:
External customers	10.2	41.4	74.2	103.5	—	—	229.3
Intersegment	16.0	23.6	25.3	—	—	(64.9)	—
	26.2	65.0	99.5	103.5	—	(64.9)	229.3

Segment profit (loss)	6.8	(5.0)	16.5	10.0	(6.8)	(2.0)	19.5
Depreciation and amortization	3.8	4.4	12.6	6.4	0.2	—	27.4
Capital expenditures	1.5	1.8	10.4	0.6	0.2	—	14.5
	Three months ended December 31, 2009
	Bauxite	Alumina refining	Primary aluminum products	Flat rolled products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Segment profit (loss)	6.8	(5.0)	16.5	10.0	(6.8)	(2.0)	19.5
Depreciation and amortization	(3.8)	(4.4)	(12.6)	(6.4)	(0.2)	—	(27.4)
LIFO/LCM	—	—	2.8	2.4	—	2.0	7.2
Loss on disposal of property, plant and equipment	—	—	(1.9)	(0.2)	—	—	(2.1)
Non-cash pension, accretion and stock compensation	(0.1)	—	(1.2)	(1.0)	(0.7)	—	(3.0)
Restructuring, relocation and severance	—	(0.8)	(0.4)	0.1	(0.7)	—	(1.8)
Consulting and sponsor fees	—	—	—	—	(2.2)	—	(2.2)
Cash settlements on hedging transactions	—	—	—	1.0	—	—	1.0
Goodwill and other intangible asset impairment	—	—	—	(65.0)	—	—	(65.0)
Other, net	(2.9)	0.5	(2.3)	(0.2)	3.5	—	(1.4)
Operating income (loss)	—	(9.7)	0.9	(59.3)	(7.1)	—	(75.2)
Interest expense, net							10.9
Gain on hedging activities, net							(7.6)
Gain on debt repurchase							(18.0)
Total other income							14.7
Loss before income taxes							(60.5)

NORANDA ALUMINUM HOLDING CORPORATION SEGMENT RESULTS (in millions) (unaudited)

	Three months ended December 31, 2010
	Bauxite	Alumina refining	Primary aluminum products	Flat rolled products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Sales:
External customers	12.2	60.9	150.1	121.1	—	—	344.3
Intersegment	17.5	29.4	27.0	—	—	(73.9)	—
	29.7	90.3	177.1	121.1	—	(73.9)	344.3

Segment profit (loss)	3.8	26.0	42.1	9.8	(7.4)	(2.4)	71.9
Depreciation and amortization	1.5	3.9	11.9	5.0	0.3	—	22.6
Capital expenditures	2.3	4.6	6.4	7.5	0.2	—	21.0
	Three months ended December 31, 2010
	Bauxite	Alumina refining	Primary aluminum products	Flat rolled products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Segment profit (loss)	3.8	26.0	42.1	9.8	(7.4)	(2.4)	71.9
Depreciation and amortization	(1.5)	(3.9)	(11.9)	(5.0)	(0.3)	—	(22.6)
LIFO/LCM	—	—	(5.8)	2.9	—	1.2	(1.7)
Loss on disposal of property, plant and equipment	—	—	(0.5)	(0.1)	—	—	(0.6)
Non-cash pension, accretion and stock compensation	(0.3)	(0.2)	(0.7)	(0.6)	(1.7)	—	(3.5)
Restructuring, relocation and severance	—	—	(0.1)	—	(2.8)	—	(2.9)
Cash settlements on hedging transactions	—	—	(0.1)	(1.6)	—	—	(1.7)
Other, net	—	(0.7)	0.1	—	0.7	—	0.1
Operating income (loss)	2.0	21.2	23.1	5.4	(11.5)	(1.2)	39.0
Interest expense, net							6.1
Gain on hedging activities, net							(21.6)
Loss on debt repurchase							1.0
Total other income							14.5
Income before income taxes							53.5

NORANDA ALUMINUM HOLDING CORPORATION SEGMENT RESULTS (in millions) (unaudited)

	Year ended December 31, 2009
	Bauxite	Alumina refining	Primary aluminum products	Flat rolled products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Sales:
External customers	14.6	56.5	290.4	408.4	—	—	769.9
Intersegment	20.0	27.7	49.9	—	—	(97.6)	—
	34.6	84.2	340.3	408.4	—	(97.6)	769.9

Segment profit (loss)	12.3	(2.3)	4.9	35.1	(28.4)	(2.0)	19.6
Depreciation and amortization	4.6	6.1	59.2	23.1	0.4	—	93.4
Capital expenditures	1.6	1.9	37.7	3.7	1.8	—	46.7
	Year ended December 31, 2009
	Bauxite	Alumina refining	Primary aluminum products	Flat rolled products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Segment profit (loss)	12.3	(2.3)	4.9	35.1	(28.4)	(2.0)	19.6
Depreciation and amortization, net	(4.6)	(6.1)	(52.4)	(23.1)	(0.4)	—	(86.6)
Joint venture EBITDA	—	—	(10.4)	—	—	—	(10.4)
LIFO/LCM	—	—	6.5	8.9	—	2.0	17.4
Loss on disposal of property, plant and equipment	—	—	(4.0)	(3.3)	—	—	(7.3)
Non-cash pension, accretion and stock compensation	(0.2)	(0.1)	(4.4)	(3.7)	(2.4)	—	(10.8)
Restructuring, relocation and severance	—	(0.8)	(0.4)	(0.7)	(0.9)	—	(2.8)
Consulting and sponsor fees	—	—	—	—	(5.8)	—	(5.8)
Cash settlements on hedging transactions	—	—	10.1	13.2	—	—	23.3
New Madrid power outage	—	—	30.6	—	—	—	30.6
Goodwill and other intangible asset impairment	—	—	—	(108.0)	—	—	(108.0)
Other, net	(8.6)	(0.3)	(4.2)	(1.1)	4.9	—	(9.3)
Operating income (loss)	(1.1)	(9.6)	(23.7)	(82.7)	(33.0)	—	(150.1)
Interest expense, net							53.5
Gain on hedging activities, net							(111.8)
Equity in net loss of investments in affiliates							79.7
Gain on debt repurchase							(211.2)
Gain on business combination							(120.3)
Total other income							310.1
Income before income taxes							160.0

NORANDA ALUMINUM HOLDING CORPORATION SEGMENT RESULTS (in millions) (unaudited)

	Year ended December 31, 2010
	Bauxite	Alumina refining	Primary aluminum products	Flat rolled products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Sales:
External customers	54.9	222.8	495.9	521.3	—	—	1,294.9
Intersegment	65.5	142.6	125.4	0.1	—	(333.6)	—
	120.4	365.4	621.3	521.4	—	(333.6)	1,294.9

Segment profit (loss)	23.8	61.9	112.2	50.0	(26.9)	(4.9)	216.1
Depreciation and amortization	9.6	19.3	48.3	20.5	1.0	—	98.7
Capital expenditures	7.7	11.1	26.4	14.3	1.8	—	61.3
	Year ended December 31, 2010
	Bauxite	Alumina refining	Primary aluminum products	Flat rolled products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Segment profit (loss)	23.8	61.9	112.2	50.0	(26.9)	(4.9)	216.1
Depreciation and amortization	(9.6)	(19.3)	(48.3)	(20.5)	(1.0)	—	(98.7)
LIFO/LCM	—	—	(6.1)	3.7	—	2.8	0.4
Loss on disposal of property, plant and equipment	—	—	(3.3)	(0.6)	(0.1)	—	(4.0)
Non-cash pension, accretion and stock compensation	(0.8)	(1.1)	(3.3)	(2.4)	(7.3)	—	(14.9)
Restructuring, relocation and severance	(3.2)	(1.5)	(2.0)	(1.5)	(3.7)	—	(11.9)
Consulting and sponsor fees	—	—	—	—	(18.9)	—	(18.9)
Cash settlements on hedging transactions	—	—	0.1	(2.5)	—	—	(2.4)
Other, net	0.1	1.1	(0.1)	—	0.7	—	1.8
Operating income (loss)	10.3	41.1	49.2	26.2	(57.2)	(2.1)	67.5
Interest expense, net							31.1
Gain on hedging activities, net							(65.6)
Loss on debt repurchase							0.1
Total other income							34.4
Income before income taxes							101.9

NORANDA ALUMINUM HOLDING CORPORATION

ADJUSTED EBITDA

(in millions)

(unaudited)

As used herein, “Adjusted EBITDA” (which is defined as “EBITDA” in the debt agreements) means net income before income taxes, net interest expense and depreciation and amortization, adjusted to eliminate related party management fees, business optimization expenses and restructuring charges, certain charges resulting from the use of purchase accounting and other specified items of income or expense.

Adjusted EBITDA is not a measure of financial performance under U.S. GAAP, and may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA should not be considered in isolation from or as an alternative to net income, income from continuing operations, operating income or any other performance measures derived in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of results as reported under U.S. GAAP. For example, Adjusted EBITDA excludes certain tax payments that may represent a reduction in cash available to us; does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; does not reflect capital cash expenditures, future requirements for capital expenditures or contractual commitments; does not reflect changes in, or cash requirements for, working capital needs; and does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on indebtedness. Adjusted EBITDA also includes incremental stand-alone costs and adds back non-cash hedging gains and losses, and certain other non-cash charges that are deducted in calculating net income. However, these are expenses that may recur, vary greatly and are difficult to predict. In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes. You should not consider Adjusted EBITDA as an alternative to operating or net income, determined in accordance with U.S. GAAP, as an indicator of operating performance, or as an alternative to cash flows from operating activities, determined in accordance with U.S. GAAP, as an indicator of cash flows or as a measure of liquidity.

The following table reconciles Adjusted EBITDA to net income (loss) for the periods presented:

	Three months ended		Twelve months ended
	December 31, 2009	December 31, 2010	December 31, 2009	December 31, 2010
	$	$	$	$
Adjusted EBITDA	29.6	64.9	98.3	226.1
LIFO/LCM (a)	7.2	(1.7)	17.4	0.4
Loss on disposal of assets	(2.1)	(0.6)	(7.3)	(4.0)
Non-cash pension, accretion and stock compensation	(3.0)	(3.5)	(10.8)	(14.9)
Restructuring, relocation and severance	(1.8)	(2.9)	(2.8)	(11.9)
Consulting and sponsor fees	(2.2)	—	(5.8)	(18.9)
Interest rate swaps	(7.2)	(5.4)	(11.9)	(11.0)
Gain (loss) on debt repurchases	18.0	(1.0)	211.2	(0.1)
New Madrid power outage(b)	—	—	30.6	—
Charges/fees related to early extinguishment of derivatives	(0.1)	—	(17.9)	(9.0)
Non-cash derivative gains and losses(c)(d)	5.9	32.3	86.1	73.2
Goodwill and other intangible asset impairment	(65.0)	—	(108.0)	—
Joint venture impairment	—	—	(80.3)	—
Gain on business combination	—	—	120.3	—
Joint venture EBITDA(e)	—	—	(8.0)	—
Purchase accounting and other(f)	(1.5)	0.1	(11.0)	1.8
Depreciation and amortization	(27.4)	(22.6)	(86.6)	(98.7)
Interest expense, net	(10.9)	(6.1)	(53.5)	(31.1)
Income tax expense(benefit)	3.8	(18.6)	(58.6)	(35.0)
Net income (loss)	(56.7)	34.9	101.4	66.9

The following table reconciles Adjusted EBITDA to cash flow from operating activities for the periods presented:

	Three months ended		Twelve months ended
	December 31, 2009	December 31, 2010	December 31, 2009	December 31, 2010
	$	$	$	$
Adjusted EBITDA	29.6	64.9	98.3	226.1
Settlements from hedge terminations, net	1.1	—	120.8	164.6
Insurance proceeds applied to capital expenditures	—	—	(11.5)	—
Equity in net income of investments in affiliates	—	—	(0.7)	—
Stock compensation expense	0.4	1.7	1.5	5.9
Changes in other assets	9.2	(1.3)	0.9	(10.0)
Changes in pension and other long-term liabilities	(34.8)	(13.7)	(2.9)	(1.0)
Changes in operating asset and liabilities	5.0	(20.5)	21.2	(52.4)
Income taxes	(17.5)	—	(0.9)	—
Interest expense, net	5.5	3.3	(12.1)	(7.4)
LIFO/LCM(a)	7.2	(1.7)	17.4	0.4
Non-cash pension, accretion and stock compensation	(3.0)	(3.5)	(10.8)	(14.9)
Restructuring, relocation and severance	(1.8)	(2.9)	(2.8)	(11.9)
Consulting and sponsor fees	(2.2)	—	(5.8)	(18.9)
Interest rate swaps	(7.2)	(5.4)	(11.9)	(11.0)
New Madrid power outage(b)	—	—	30.6	—
Insurance proceeds applied to depreciation expense and loss on disposal of assets	—	—	8.8	—
Joint venture EBITDA(e)	—	—	(8.0)	—
Purchase accounting and other(f)	(1.5)	0.1	(11.6)	1.4
Cash flow provided by (used in) operating activities	(10.0)	21.0	220.5	270.9

(a) Our New Madrid smelter and our rolling mills use the LIFO method of inventory accounting for financial reporting and tax purposes. This adjustment restates net income to the FIFO method by eliminating LIFO expenses related to inventory held at the New Madrid smelter and the rolling mills. Inventories at Gramercy and St. Ann are stated at lower of weighted-average cost or market, and are not subject to the LIFO adjustment. We also reduce inventory to the lower of cost (adjusted for purchase accounting) or market value.

(b) Represents the portion of the insurance settlement used for claim-related capital expenditures.

(c) We use derivative financial instruments to mitigate effects of fluctuations in aluminum and natural gas prices. This adjustment eliminates the non-cash gains and losses resulting from fair market value changes of aluminum swaps, but does not affect the following cash settlements (received)/paid (in millions):

	Three months ended		Twelve months ended
	December 31, 2009	December 31, 2010	December 31, 2009	December 31, 2010
	$	$	$	$
Fixed price aluminum swaps	(18.1)	—	(93.1)	(24.2)
Variable price aluminum swaps and other	1.6	(1.7)	23.8	(2.5)
Natural gas swaps	7.5	7.0	31.8	23.3
Interest rate swaps	7.2	5.4	11.9	11.0
Total	(1.8)	10.7	(25.6)	7.6

The previous table presents fixed price aluminum swap cash settlement amounts net of early termination discounts totaling $0.1 million in the three months ended December 31, 2009, and $17.9 million and $9.0 million in the twelve months ended December 31, 2009 and 2010, respectively.

(d) During third quarter 2010, we concluded that certain non-cash hedge gains should be excluded for purposes of calculating Adjusted EBITDA under the credit agreement governing our senior secured credit facilities. As such, we excluded from the calculation of Adjusted EBITDA hedge gains totaling $22.8 million for the three months ended December 31, 2010 and $53.6 million for the year ended December 31, 2010.

(e) Prior to the consummation of the Joint Venture Transaction on August 31, 2009, our reported Adjusted EBITDA included 50% of the net income of Gramercy and St. Ann. To reflect the underlying economics of the vertically integrated upstream business, this adjustment eliminates the following components of equity income to reflect 50% of the EBITDA of the joint ventures for the following periods (in millions):

Twelve months ended
December 31, 2009
$
Depreciation and amortization	8.7
Net tax expense	(0.7)
Interest income	—
Total joint venture EBITDA adjustments	8.0

(f) Represents impact from inventory step-up and other adjustments arising from adjusting assets acquired and liabilities assumed in the Joint Venture Transaction to their fair values as well as other immaterial non-recurring items.

NORANDA ALUMINUM HOLDING CORPORATION

NET CASH COST OF PRIMARY ALUMINUM

(unaudited)

Unit net cash cost for primary aluminum per pound represents the costs of producing commodity grade aluminum net of value-added and Midwest premiums on primary aluminum sales, and alumina and bauxite sales to external customers. The Company has provided unit net cash cost per pound of aluminum shipped because it provides investors with additional information to measure operating performance. Using this metric, investors are able to assess the prevailing LME price plus Midwest premium per pound versus unit net costs per pound shipped. Unit net cash cost per pound is positively or negatively impacted by changes in primary aluminum, alumina and bauxite production and sales volumes, natural gas and oil related costs, seasonality in electrical contract rates, and increases or decreases in other production related costs. Unit net cash costs is not a measure of financial performance under U.S. GAAP and may not be comparable to similarly titled measures used by other companies. Unit net cash costs per pound shipped should not be considered in isolation from or as an alternative to any performance measures derived in accordance with U.S. GAAP. Unit net cash costs per pound shipped has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of results under U.S. GAAP.

	Three months ended December 31,		Year ended December 31,
	2009	2010	2009	2010
Total primary aluminum cash cost (in millions) (a)	$75.7	$98.7	$271.6	$391.2
Total shipments (pounds, in millions)	95.3	152.5	351.6	560.5
Integrated primary aluminum net cash cost (per pound)(b)	$0.79	$0.65	$0.77	$0.70
(a) Total primary aluminum cash cost is calculated below (in millions):
Total primary aluminum revenue	$99.5	$177.1	$340.3	$621.3
Less: fabrication premiums and other revenue	(7.5)	(8.9)	(55.8)	(37.1)
Realized Midwest Transaction Price revenue	92.0	168.2	284.5	584.2

Primary aluminum products segment profit	16.5	42.1	4.9	112.2
Alumina refining segment profit (loss)	(5.0)	26.0	(2.3)	61.9
Bauxite segment profit	6.8	3.8	12.3	23.8
Intersegment profit eliminations	(2.0)	(2.4)	(2.0)	(4.9)
Total	16.3	69.5	12.9	193.0
Total primary aluminum cash cost (in millions)	$75.7	$98.7	$271.6	$391.2
(b) During 2009, we refined our cash cost calculation methodologies to reflect an Adjusted EBITDA based calculation.

NORANDA ALUMINUM HOLDING CORPORATION

CALCULATION OF DILUTED NET INCOME (LOSS) PER SHARE,

EXCLUDING SPECIAL ITEMS

(in millions, except per share information)

(unaudited)

“Net income (loss), excluding special items” means net income adjusted to eliminate the impact of certain transactions and events referred to as “special items,” as listed on page 2. “Diluted net income (loss) per share, excluding special items” refers to net income (loss) excluding special items, divided by the number of diluted weighted average shares outstanding. Management has provided net income (loss), excluding special items and diluted net income (loss) per share, excluding special items because the measure provides investors with additional information with which to measure operating results. Using these metrics, investors are able to assess the impact of certain transactions and events on earnings and to compare net income (loss) from period to period with the impact of those transactions and events removed from all periods. Management believes this metric is a valuable tool in assisting investors to compare financial results from period to period.

Net income (loss), excluding special items may not be comparable to similarly titled measures used by other companies. Net income (loss), excluding special items should not be considered in isolation from or as an alternative to net income or any other performance measures derived in accordance with U.S. GAAP. Net income (loss), excluding special items has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of results as reported under U.S. GAAP.

	Three months ended December 31,		Twelve months ended December 31,
	2009	2010	2009	2010
Net income (loss) for the period	$(56.7)	$34.9	$101.4	$66.9
After-tax (increase) decrease due to special items	24.9	(11.4)	(226.5)	(21.9)
Net income (loss) for the period, excluding special items	$(31.8)	$23.5	$(125.1)	$45.0
Weighted-average shares outstanding, diluted	43.60	59.13	43.53	52.80
Diluted, net income (loss) per share, excluding special items	$(0.73)	$0.40	$(2.87)	$0.85

Forward‐looking Statements

This press release may contain “forward-looking statements” which involve risks and uncertainties. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions that relate to Noranda’s strategy, plans or intentions. All statements Noranda makes relating to its estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to the Company’s expectations regarding future industry trends are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made and which reflect management's current estimates, projections, expectations or beliefs and which are subject to risks and uncertainties that may cause actual results to differ materially. Noranda undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Noranda's actual results or performance may differ materially from those suggested, expressed or implied by forward-looking statements due to a wide range of factors including, without limitation, the general business environment and, fluctuating commodity prices. For a discussion of additional risks and uncertainties that may affect the future results of Noranda, please see the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K.

Non-GAAP Financial Measures

This press release and the presentation slides for the earnings call contain non-GAAP financial measures as defined by SEC rules. Management believes that these measures are helpful to investors in measuring financial performance and comparing performance to that of its peers. However, these non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies. These non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for GAAP financial measures. To the extent non-GAAP financial measures are discussed on the earnings call, a reconciliation of each measure to the most directly comparable GAAP measure will be available within this press release or within the presentation slides filed as Exhibit 99.2 to the Current Report on Form 8-K furnished to the SEC concurrent with the issuance of this press release.

About the Company

Noranda Aluminum Holding Corporation is a leading North American integrated producer of value-added primary aluminum products, as well as high quality rolled aluminum coils. Noranda is a public company controlled by affiliates of its private equity sponsor.

Conference Call Information

Noranda will be hosting a conference call at 10:00 a.m. Eastern Time today to discuss the quarterly results. The call will be broadcast over the Internet on the Company's homepage at www.NorandaAluminum.com and can be accessed under the link "Investor Relations." The webcast will be archived shortly after the conference call concludes. To participate in the question-and-answer session of the conference call, dial the appropriate number below at least 10 minutes prior to the scheduled start of the call.

U.S. participants: 800-291-5365

International participants: 617-614-3922

Conference ID #: 81355199

CONTACT:
Noranda Aluminum Holding Corporation
April Lassiter, 310-924-9249
april@mediakreativ.com
or
Robert Mahoney, 615-771-5752
Chief Financial Officer
robert.mahoney@noralinc.com